Exhibit 99.1

Red Cat Announces Production Selection for U.S. Army Short Range Reconnaissance Program

Red Cat’s next generation Teal system will be the Army’s Program of Record SRR sUAS, concluding the rigorous, multi-tranche competitive process

SAN JUAN, Puerto Rico, November 19, 2024 – Red Cat Holdings, Inc. (Nasdaq: RCAT) (“Red Cat”), a leading American drone technology company, has been selected as the winner of the U.S. Army’s Short Range Reconnaissance (SRR) Program of Record. The production selection was made after a test and evaluation process of Teal’s next generation sUAS, completed by the Army Project Management Office for Uncrewed Aircraft Systems, Army Maneuver Battle Lab, Army Test and Evaluation Command, and Army Operational Test Center.

“This is a powerful moment in time, coming after five years of blood, sweat, and tears put into SRR by our incredible team. The long-awaited production selection marks a new era for our company and the future of American drones,” said George Matus, founder of Teal and CTO of Red Cat. “We were selected based on soldier feedback, technical performance, volume manufacturability, and system cost. Our top priority now is to start ramping production of the next generation system, recently announced as the Black Widow and WEB, and give warfighters the tools they need to be successful on the modern battlefield.”

“Warfare has undergone a dramatic transformation over the past two years, with a significant shift towards drone technology, exemplified by the SRR Black Widow. It is an honor to support the U.S. Army by delivering the Black Widow to our warfighters. We believe this advanced technology will enable the Army to shape the battlefield, save soldiers’ lives, and serve as a powerful tool in their arsenal,” said Jeff Thompson, CEO of Red Cat. “This long-term contract will give us the capability to continue to improve the Black Widow, scale production and improve margins.”

“Both the operational and tactical levels of war and maneuver of combat elements have evolved significantly over the past couple of years,” said Paul Edward Funk II, retired Four-Star Army General and Red Cat board member. “Operational success today depends on the ability to seamlessly move data across the battlefield. From a tactical perspective, small unmanned aerial systems that are rucksack portable are playing a vital role in Intelligence Surveillance & Reconnaissance, as well as surgical strike capabilities based on the real-time needs of the warfighter.”

The SRR contract selection builds on significant momentum for Red Cat, with the acquisition of FlightWave Aerospace, the announcement of the ARACHNID™ family of systems, and the creation of the Red Cat Futures Initiative. The company is focused on ramping production of Teal’s next generation system to meet the Army’s currently stated acquisition objective for 5,880 systems, which is subject to change over the 5 year period of performance. Red Cat is also preparing to meet increased demand across the rest of the U.S. DoD, federal government, and allied countries, to support operators and warfighters globally.

For more information about Red Cat and the U.S. Army’s Short-Range Reconnaissance Program of Record, please visit www.redcat.red.

About Red Cat, Inc.

Red Cat (Nasdaq: RCAT) is a drone technology company integrating robotic hardware and software for military, government, and commercial operations. Through two wholly owned subsidiaries, Teal Drones and FlightWave Aerospace, Red Cat has developed a leading-edge Family of Systems including the flagship Black Widow™, a small unmanned system offering the most advanced capabilities in its class, TRICHON™ fixed wing VTOL for extended endurance and range, and FANG™, the industry's first line of NDAA compliant FPV drones optimized for military operations with precision strike capabilities. Learn more at www.redcat.red.

Forward-Looking Statements

This press release contains "forward-looking statements" that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "seek," "may," "might," "plan," "potential," "predict," "project," "target," "aim," "should," "will," "would," or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Red Cat Holdings, Inc.'s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled "Risk Factors" in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Red Cat Holdings, Inc. undertakes no duty to update such information except as required under applicable law.

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